     As filed with the Securities and Exchange Commission on March 24, 1997
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                INGRAM MICRO INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                         5045                       62-1644402
   (State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
   incorporation or organization)    Classification Code Number)       Identification No.)

                            1600 E. ST. ANDREW PLACE
                               SANTA ANA, CA 92705
                                 (714) 566-1000
                    (Address of principal executive offices)
                    ----------------------------------------
                                INGRAM MICRO INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                            ------------------------
                          JAMES E. ANDERSON, JR., ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                INGRAM MICRO INC.
                            1600 E. ST. ANDREW PLACE
                               SANTA ANA, CA 92705

                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (714) 566-1000

                                    COPY TO:
                          WINTHROP B. CONRAD, JR. ESQ.
                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                               NEW YORK, NY 10017
                                 (212) 450-4000


                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
TITLE OF SECURITIES                   AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
TO BE REGISTERED                      REGISTERED(1)       OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
                                                          PER SHARE(2)            PRICE(2)              FEE
-----------------------------------------------------------------------------------------------------------------
CLASS A COMMON STOCK (PAR VALUE     1,000,000 SHARES        $21.5625            $21,562,500.00        $6,534.10
 $0.01 PER SHARE)
=================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape on March 20, 1997.

            This Registration Statement Includes a Total of 17 Pages.
                            Exhibit Index on Page 8.

                                     PART I

The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "1933 Act"), and are incorporated herein by reference.


ITEM 1. PLAN INFORMATION

This information required to be provided to participants pursuant to this Item is set forth in the Prospectus for the Ingram Micro Inc. 1996 Employee Stock Purchase Plan, dated March 24, 1997, together with the Ingram Micro Inc. 1996 Employee Stock Purchase Plan, attached to the Prospectus as Exhibit A thereto.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The written statement required to be provided to participants pursuant to this
Item is set forth in the Prospectus referenced in Item 1 above.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Ingram Micro Inc. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 1,000,000 shares of the Registrant's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), for issuance pursuant to the Registrant's 1996 Employee Stock Purchase Plan (the "Plan") and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), (Commission 1934 Act File Number 001-12203) are incorporated by reference herein:

        (1) The Registrant's Annual Report on Form 10-K for the year ended December 28, 1996.

        (2) All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

        (3) The description of the Registrant's Common Stock contained in the Registrant's 1934 Act registration statement on Form 8-A dated September 19, 1996, filed with the Commission pursuant to Section 13 of the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable, see Item 3(3) above.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware Law.

Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware law.

In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

   EXHIBIT NUMBER       EXHIBIT
   --------------       -------

        4.01            Certificate of Incorporation of the Registrant.
                        (Incorporated herein by reference to Exhibit 1.01 to the Registrant's 1933 Act Registration Statement on Form S-1, File No. 333-09453 (the "Form S-1")).*

        4.02            Amended and Restated Bylaws of the Registrant.
                        (Incorporated herein by reference to Exhibit 3.03 to the Form S-1).*

        5.01            Opinion of Davis Polk & Wardwell.

        23.01           Consent of Independent Public Accountants - Price
                        Waterhouse LLP.

        23.02 Consent of Davis Polk & Wardwell (included in their opinion filed as Exhibit 5.01).

        24.01 Powers of Attorney (included on the signature page of this registration statement).

        99.01           Form of the Ingram Micro Inc. Rollover Stock Option
                        Plan.

------------
*   Incorporated by reference.

ITEM 9.     UNDERTAKINGS

            (a)    The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                             (ii)  To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                              (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                              provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

            (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

 The financial statements incorporated in this Form S-8 by reference to the Annual Report on Form 10-K of Ingram Micro Inc. for the year ended December 28, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

The validity of the Common Stock offered hereunder has been passed upon by Davis Polk & Wardwell, New York, New York.

                                   SIGNATURES

THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SANTA ANA, STATE OF CALIFORNIA, ON THIS 24TH DAY OF MARCH 24, 1997.



                                INGRAM MICRO INC.



                                By: /s/ James E. Anderson, Jr.
                                    ----------------------------------
                                    James E. Anderson, Jr.
                                    Senior Vice President, Secretary
                                    and General Counsel

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW, CONSTITUTES AND APPOINTS JERRE L. STEAD, MICHAEL J. GRAINGER AND JAMES E. ANDERSON, JR. AND EACH OF THEM, OUR TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO DO ANY AND ALL ACTS AND THINGS AND EXECUTE, IN THE NAME OF THE UNDERSIGNED, ANY AND ALL INSTRUMENTS WHICH SAID ATTORNEYS-IN-FACT AND AGENTS MAY DEEM NECESSARY OR ADVISABLE IN ORDER TO ENABLE INGRAM MICRO INC. TO COMPLY WITH THE SECURITIES ACT OF 1933 AND ANY REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION IN RESPECT THEREOF, IN CONNECTION WITH THE FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE REGISTRATION STATEMENT ON FORM S-8 UNDER THE SECURITIES ACT OF 1933, INCLUDING SPECIFICALLY BUT WITHOUT LIMITATION, POWER AND AUTHORITY TO SIGN THE NAME OF THE UNDERSIGNED TO SUCH REGISTRATION STATEMENT, AND ANY AMENDMENTS TO SUCH REGISTRATION STATEMENT (INCLUDING POST-EFFECTIVE AMENDMENTS), AND TO FILE THE SAME WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, TO SIGN ANY AND ALL APPLICATIONS, REGISTRATION STATEMENTS, NOTICES OR OTHER DOCUMENTS NECESSARY OR ADVISABLE TO COMPLY WITH APPLICABLE STATE SECURITIES LAWS, AND TO FILE THE SAME, TOGETHER WITH OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE APPROPRIATE STATE SECURITIES AUTHORITIES, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS THE UNDERSIGNED MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, AND ANY OF THEM, OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


SIGNATURE                                TITLE                                     DATE
---------                                -----                                     ----
/s/ Jerre L. Stead                       Chief Executive Officer                   March 24, 1997
--------------------------               (Principal Executive Officer);
Jerre L. Stead                           Chairman of the Board


/s/ Michael J. Grainger                  Executive Vice President and              March 24, 1997
--------------------------               Worldwide Chief Financial Officer
Michael J. Grainger                      (Principal Financial Officer and
                                         Principal Accounting Officer)

/s/ Martha R. Ingram                     Director                                  March 24, 1997
--------------------------
Martha R. Ingram

/s/ John R. Ingram                       Director                                  March 24, 1997
--------------------------
John R. Ingram

/s/ David B. Ingram                      Director                                  March 24, 1997
--------------------------
David B. Ingram

/s/ Don H. Davis, Jr.                    Director                                  March 24, 1997
--------------------------
Don H. Davis, Jr.

/s/ Philip M. Pfeffer                    Director                                  March 24, 1997
---------------------------
Philip M. Pfeffer

/s/ J. Phillip Samper                    Director                                  March 24, 1997
---------------------------
J. Phillip Samper

/s/ Joe B. Wyatt                         Director                                  March 24, 1997
---------------------------
Joe B. Wyatt

                                INDEX TO EXHIBITS


                                                                                SEQUENTIALLY
        EXHIBIT                                                                   NUMBERED
         NUMBER                     EXHIBIT                                         PAGES
         ------                     -------                                         -----

         4.01     Certificate of Incorporation of the Registrant. (Incorporated       *
                  herein by reference to Exhibit 1.01 to the Registrant's 1933
                  Act Registration Statement on Form S-1, File No. 333-09453
                  (the "Form S-1")).

         4.02     Amended and Restated By-Laws of the Company. (Incorporated          *
                  herein by reference to Exhibit 3.03 to the Form S-1).

         5.01     Opinion of Davis Polk & Wardwell.                                  10

         23.01    Consent of Price Waterhouse LLP.                                   12

         23.02    Consent of Davis Polk & Wardwell (included in their opinion
                  filed as Exhibit 5.01).                                            10

         24.01    Power of attorney (included on the signature page of this
                  registration statement).                                            7

         99.01    Form of the Ingram Micro Inc. 1996 Employee Stock Purchase
                  Plan.                                                              14


----------
*   Incorporated by reference.